As Filed with the Securities and Exchange Commission on June 19, 2006

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

THE PROVIDENCE SERVICE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	86-0845127
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

5524 East Fourth Street, Tucson, Arizona	85711
(Address of Principal Executive Offices)	(Zip Code)

The Providence Service Corporation 2006 Long-Term Incentive Plan

(Full title of the Plan)

Fletcher J. McCusker

Chief Executive Officer

The Providence Service Corporation

5524 East Fourth Street, Tucson, Arizona 85711

(Name and address of agent for service)

(520) 747-6600

(Telephone number, including area code, of agent for service)

Copy to:

Ethan Seer, Esquire

Blank Rome LLP

405 Lexington Avenue

New York, New York 10174

Telephone: (212) 885-5000

Facsimile: (212) 885-5001

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share		Proposed maximum aggregate offering price (2)	Amount of registration fee
Common stock, par value $0.001 per share	800,000	$26.70	(2)	$21,360,000	$2,285.52

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement also includes such indeterminate number of shares of the Registrant’s common stock as may be issued pursuant to certain anti-dilution provisions contained in the Registrant’s 2006 Long-Term Incentive Plan.
(2)	Calculated solely for the purpose of determining the registration fee pursuant to Rule 457 under the Securities Act of 1933 and based upon (a) as to the 30,500 shares of the Registrant’s common stock issuable upon exercise of options previously granted under the Registrant’s 2006 Long-Term Incentive Plan, upon the exercise price of $28.60 per share, and (b) as to the remaining 769,500 shares issuable upon exercise of options or other stock-based awards that may be granted under the Registrant’s 2006 Long-Term Incentive Plan, on the basis of the average of the high and low prices of the Registrant’s common stock as reported on the Nasdaq National Market on June 14, 2006.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information.*

Item 2.	Registrant Information and Employee Plan Annual Information.*

*	Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended, and the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents previously filed by the Registrant with the Securities and Exchange Commission (the “SEC”) are incorporated by reference in this Registration Statement:

1.	Annual Report on Form 10-K for the year ended December 31, 2005;

2.	Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2006;

3.	Current Report on Form 8-K filed with the SEC on June 16, 2006;

4.	Current Report on Form 8-K filed with the SEC on June 1, 2006;

5.	Current Report on Form 8-K filed with the SEC on May 1, 2006;

6.	Current Report on Form 8-K filed with the SEC on February 23, 2006;

7.	Current Report on Form 8-K filed with the SEC on February 7, 2006;

8.	Current Report on Form 8-K/A filed with the SEC on August 26, 2005; and

9.	The description of the Registrant’s common stock contained in its Registration Statement on Form 8-A, File No. 000-50364, filed August 13, 2003 pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), together with any amendment or report filed by the Registrant with the SEC for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the effective date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement (other than reports furnished pursuant to Items 2.02 and 7.01 of Form 8-K) and to be a part of this Registration Statement from the respective date of filing of such documents. Any statement contained in a document incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this Registration Statement or in any other subsequently filed document which is incorporated by reference in this Registration Statement modifies or replaces such statement. Any reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated by reference in this Registration Statement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable

Item 6. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law permits a corporation, under specified circumstances, to indemnify its directors, officers, employees or agents against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties by reason of the fact that they were or are directors, officers, employees or agents of the corporation, if such directors, officers, employees or agents acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors, officers, employees or agents in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors, officers, employees or agents are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

Section 102(b)(7) of the Delaware General Corporation Law provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provision shall not eliminate or limit the liability of a director:

(1)	for any breach of the director’s duty of loyalty to the corporation or its stockholders,

(2)	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,

(3)	under Section 174 (relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock) of the Delaware General Corporation Law, or

(4)	for any transaction from which the director derived an improper personal benefit.

Our second amended and restated certificate of incorporation provides that we shall, to the fullest extent permitted by Delaware General Corporation Law, indemnify all persons whom we may indemnify under Delaware law and contains provisions permitted by Section 102(b)(7) of the Delaware General Corporation Law.

Our second amended and restated certificate of incorporation further provides that:

•	we are required to indemnify our directors and officers, subject to very limited exceptions;

•	we may indemnify other persons, subject to very limited exceptions; and

•	we are required to advance expenses, as incurred, to our directors and officers in connection with a legal proceeding, subject to very limited exceptions.

We obtained an insurance policy providing for indemnification of officers and directors and certain other persons against liabilities and expenses incurred by any of them in certain stated proceedings and conditions.

The indemnification provisions in our second amended and restated certificate of incorporation and amended and restated bylaws may be sufficiently broad to permit indemnification of our directors and officers for liabilities arising under the Securities Act.

Item 7. Exemption from Registration Claimed.

Not Applicable.

Item 8. Exhibits.

Exhibit No.	Description
5	Opinion of Blank Rome LLP

23.1	Consent of McGladrey & Pullen, LLP

23.2	Consent of Ernst & Young LLP

23.3	Consent of Joseph Decosimo and Company, PLLC

23.4	Consent of Blank Rome LLP (included in Exhibit 5)

24	Power of Attorney (included on the signature page of this Registration Statement)

Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and prices represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in such Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tucson, State of Arizona, on June 19, 2006.

THE PROVIDENCE SERVICE CORPORATION

By:	/s/ Fletcher Jay McCusker
Fletcher Jay McCusker
Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Fletcher Jay McCusker and Michael N. Deitch, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documentation in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE	TITLE(S)	DATE

/s/ Fletcher Jay McCusker Fletcher Jay McCusker	Chairman of the Board, Chief Executive Officer (Principal Executive Officer)	June 19, 2006

/s/ Steven I. Geringer Steven I. Geringer	Director	June 19, 2006

/s/ Hunter Hurst, III Hunter Hurst, III	Director	June 19, 2006

/s/ Kristi L. Meints Kristi L. Meints	Director	June 19, 2006

/s/ Warren S. Rustand Warren S. Rustand	Director	June 19, 2006

/s/ Richard Singleton Richard Singleton	Director	June 19, 2006

/s/ Michael N. Deitch Michael N. Deitch	Chief Financial Officer (Principal Accounting Officer and Principal Financial Officer)	June 19, 2006

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit
5	Opinion of Blank Rome LLP.

23.1	Consent of McGladrey & Pullen, LLP.

23.2	Consent of Ernst & Young LLP.

23.3	Consent of Joseph Decosimo and Company, PLLC

23.4	Consent of Blank Rome LLP (included in Exhibit 5).

24	Power of Attorney (included on signature page of this registration statement).